UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-29227 (Commission File No.)	06-1566067 (IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 1, 2010, we issued a press release announcing that we had received a non-binding proposal from Rocco B. Commisso, our Chairman and Chief Executive Officer, for a going private transaction. The proposal contemplates the acquisition of all of our common stock not already beneficially owned by Mr. Commisso. The press release also announced that our Board of Directors had appointed a special committee to review the proposal. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.
     On June 1, 2010, we sent a memo to our employees discussing our receipt of the proposal from Mr. Commisso. A copy of the memo is being furnished as Exhibit 99.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release issued on June 1, 2010
99.2	Memo distributed to employees on June 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 1, 2010

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer